Exhibit 99.1

Ladder Capital Corp Reports First Quarter 2015 Results

Financial Highlights

  Generated Core Earnings of $48.0 million for the first quarter of 2015
  Core EPS of $0.48 for the first quarter of 2015 (Basic EPS on a GAAP basis of $0.18)
  Declared a First Quarter 2015 dividend of $0.25 per share of Class A common stock paid on April 15, 2015
  Originated $770.0 million of commercial mortgage loans, including $391.9 million of mortgage loans held for sale and $378.0 million of mortgage loans held for investment, and made $106.5 million of net lease equity investments during the quarter
  Contributed $634.4 million of loans to 2 securitization transactions in the first quarter of 2015

NEW YORK--(BUSINESS WIRE)--May 6, 2015--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended March 31, 2015. Core Earnings, a non-GAAP financial measure, was $48.0 million for the first quarter of 2015, compared to $55.3 million earned in the first quarter of 2014. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. Net income for the quarter ended March 31, 2015 was $18.0 million, compared to $18.4 million for the comparable period in the prior year.

Core EPS, a non-GAAP measure, was $0.48 for the three months ended March 31, 2015 compared to $0.36 for the three months ended March 31, 2014. Basic EPS on a GAAP basis was $0.18 per share for the first quarter of 2015, compared to $0.26 per share for the three months ended March 31, 2014.

Brian Harris, Ladder's Chief Executive Officer, said, “We’re pleased to have successfully completed our first quarter operating as a real estate investment trust. We’ve now declared and paid our first dividend. In the first quarter, we elected to originate fewer conduit loans while margins were tighter, and focused on REIT-qualified balance sheet loans and net leased assets with long remaining lease terms, while generating an ROE of 12.8%.”

“We believe our internally-managed, direct-origination national platform positions us well to deliver attractive ROEs and net asset value growth into the future. With conduit margins headed in the right direction, you’ll likely see more of these loans from us as we continue to experience strong demand in the CMBS market and an attractive pace of inventory turnover. We also expect our continued investments in well-structured balance sheet loans, net lease and other equity investments will strengthen the long term durability and predictability of our cash flows.”

As of March 31, 2015, we had total assets of $5.8 billion, including $2.0 billion of commercial real estate loans, $2.6 billion of commercial real estate-related securities, $851.4 million of real estate, $131.4 million of cash and $212.3 million of other assets. As of March 31, 2015, 77.6% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. During the first quarter, senior secured assets comprised 82.8% of the total $1.1 billion investment activity.

During the quarter ended March 31, 2015, we originated $770.0 million of loans comprised of $391.9 million of commercial mortgage loans held for sale and $378.0 million of commercial mortgage loans held for investment. We participated in 2 securitization transactions during the first quarter of 2015 contributing a total of $634.4 million in face amount of commercial mortgage loans. The sale of loans into these 2 securitization transactions resulted in income from the sale of loans, net, of $30.0 million in the first quarter. After factoring in related hedging results and other related adjustments, the net economic benefit from securitization activity during the first quarter was $19.6 million. We also received $125.7 million in proceeds from the repayment of mortgage loans during the three months ended March 31, 2015.

Our portfolio of CMBS and U.S. Agency Securities decreased by $191.7 million during the first quarter to $2.6 billion as we purchased $243.9 million and sold $370.3 million of securities during the quarter. We also received $73.0 million of proceeds from the repayment of securities.

During the first quarter of 2015, we purchased 18 single tenant net lease properties for a total investment of $106.5 million. We have financed these properties with internal non-recourse mortgage loan financing eligible for securitization. During the three months ended March 31, 2015, our mortgage loan financing increased by $77.6 million primarily due to the contribution of 14 loans secured by our real estate investments to securitizations. We also sold 58 condominium units for a total of $22.1 million during the first quarter, which generated income from the sale of real estate, net, of $7.7 million. Our total real estate portfolio as of March 31, 2015 increased to $851.4 million from $769.0 million at the end of the previous quarter.

Net interest income for the first quarter of 2015 was $29.6 million, compared to $22.0 million for the comparable period in the prior year. The corresponding base of interest-bearing assets increased by 79.7% since March 31, 2014 and continues to contribute a stable and recurring stream of net interest income. Salaries and employee benefits for the quarter was $13.8 million, a decrease of $6.2 million compared to the first quarter of 2014, driven by lower incentive compensation due to shortfalls in actual net revenues and loan/investment production compared to budgeted amounts. Also during the quarter, operating expenses increased by $5.8 million compared to the comparable period in the prior year, partially due to $1.5 million of one-time transactional expenses related to our REIT election.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	March 31, 2015	December 31, 2014
	($ in thousands)
Loans
Conduit first mortgage loans	$250,583	$417,955
Balance sheet first mortgage loans	1,529,844	1,358,985
Other commercial real estate-related loans	245,162	162,068
Total loans	2,025,589	1,939,008
Securities
CMBS investments	2,524,450	2,683,745
U.S. Agency Securities investments	99,427	131,821
Total securities	2,623,877	2,815,566
Real Estate
Real estate and related lease intangibles, net	829,529	768,986
Real estate held for sale	21,904	—
Total real estate	851,433	768,986
Total investments	5,500,899	5,523,560
Cash, cash equivalents and cash collateral held by broker	131,430	118,656
Other assets	212,255	181,445
Total assets	$5,844,584	$5,823,661

Note: CMBS Investments and U.S. Agency Securities investments are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. During the first quarter of 2015, we participated in 2 commercial mortgage loan securitization transactions, contributing $634.4 million in face amount of commercial mortgage loans. As of March 31, 2015, we held 9 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $250.6 million. Based on the outstanding loan principal balances at March 31, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 64.2%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of March 31, 2015, we held a portfolio of 51 balance sheet first mortgage loans with an aggregate book value of $1.5 billion. Based on the outstanding loan principal balances at March 31, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 63.3%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $245.2 million of other commercial real estate-related loans as of March 31, 2015. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at March 31, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 72.7%.

As of March 31, 2015, our portfolio of CMBS investments had an estimated fair value of $2.5 billion and was comprised of investments in 181 CUSIPs ($13.9 million average investment per CUSIP), with a weighted average duration of 3.9 years.

As of March 31, 2015, our portfolio of U.S. Agency Securities had an estimated fair value of $99.4 million and was comprised of investments in 48 CUSIPs ($2.1 million average investment per CUSIP), with a weighted average duration of 6.6 years.

As of March 31, 2015, we owned 64 single tenant net lease properties, 2 individual office buildings, 3 portfolios of office buildings, 195 condominium units at Veer Towers in Las Vegas, and 219 condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $851.4 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of March 31, 2015, we had $525.0 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $83.5 million at March 31, 2015. We had total debt outstanding of $4.2 billion as of March 31, 2015, and we had an additional $1.0 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities. In April, we extended two of our committed repurchase facilities and increased the total financing capacity of one facility from $250 million to $400 million.

The following table summarizes our debt obligations as of the following dates:

	March 31, 2015	December 31, 2014
	($ in thousands)

Committed loan facilities	$ 671,903	$ 509,024
Committed securities facility	145,381	174,853
Uncommitted securities facilities	592,130	747,789
Total repurchase agreements	1,409,414	1,431,666
Borrowings under credit agreement	—	11,000
Borrowings under credit and security agreement	46,750	46,750
Revolving credit facility	—	25,000
Mortgage loan financing	525,014	447,409
Borrowings from the FHLB	1,621,000	1,611,000
Total debt obligations	3,602,178	3,572,825
Senior unsecured notes	619,555	619,555
Total financing	$ 4,221,733	$ 4,192,380

Conference Call and Webcast

We will host a conference call on Wednesday, May 6, 2015 at 5:00 p.m. EDT to discuss first quarter 2015 results. The conference call can be accessed by dialing (877) 407-9039 domestic or (201) 689-8470 international, access code 13607049. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EDT on Wednesday, May 6, 2015 through midnight Wednesday, May 20, 2015. To access the replay, please call (877) 870-5176 domestic or (858) 384-5517 international, access code 13607049. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We consider limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp ("Continuing LCFH Limited Partners") to have fundamentally equivalent interest in our pre-tax earnings. Accordingly, for purposes of computing Core Earnings we start with pre-tax earnings and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interests held by Continuing LCFH Limited Partners.

We define Core Earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed”, whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values. Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Three Months Ended March 31,
	2015	2014
	($ in thousands)

Income before taxes	$21,068	$23,690
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)	(191)	192
Our share of real estate depreciation, amortization and gain adjustments	8,404	6,263
Adjustments for unrecognized derivative results	11,518	19,823
Unrealized (gain) loss on agency IO securities	1,318	1,034
Premium (discount) on mortgage loan financing, net of amortization	2,131	1,191
Non-cash stock-based compensation	2,249	3,141
One-time adjustments[1]	1,509	—
Core Earnings	$48,006	$55,334

1 One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate, divided by the weighted average number of Class A and Class B common shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock as of January 1, 2014, as if the Company’s IPO had occurred on that date.

Set forth below is an unaudited reconciliation of GAAP Basic EPS to Core EPS:

	Three Months Ended March 31,
	2015	2014

GAAP earnings per share (basic)	$0.18	$0.26
Net (income) loss attributable to noncontrolling interest in operating partnership	0.17	0.38
Net income attributable to predecessor unitholders	—	(0.26)
Our share of real estate depreciation, amortization and gain adjustments	0.17	0.13
Adjustments for unrecognized derivative results	0.23	0.41
Unrealized (gain) loss on agency IO securities	0.03	0.02
Premium (discount) on long-term financing, net of amortization	0.04	0.02
Non-cash stock-based compensation	0.04	0.06
One-time adjustments[1]	0.03	—
Incremental estimated corporate tax expense (effective rate of 1.4% and 41.4%, incl. UBT)[2]	0.05	(0.36)
Impact of conversion of Class B common stock into Class A common stock	(0.46)	(0.30)
Core EPS	$0.48	$0.36

1 One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.

2 Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rates on a GAAP basis for the three months ended March 31, 2015 and March 31, 2014 were 14.7% and 22.3% respectively.

Set forth below is an unaudited computation of Core EPS:

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per share amounts)

Core Earnings	$48,006	$55,334
Estimated corporate tax expense (effective rate of 1.4% and 41.4%, incl. UBT)¹	(687)	(22,925)
Tax-effected Core Earnings	$47,319	$32,409

Basic weighted average shares outstanding of Class A common stock	49,986	48,910
Impact of including Class B common stock and predecessor period	47,645	41,596
Adjusted weighted average shares outstanding	97,631	90,506

Core EPS	$0.48	$0.36

1 Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rate on a GAAP basis for the three months ended March 31, 2015 and March 31, 2014 were 14.7% and 22.3% respectively.

We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as analytical tools. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income or earnings per share as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Boca Raton, Los Angeles and San Francisco.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward- looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Predecessor Corp and Predecessor
Combined Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net interest income
Interest income	$56,383	$36,822
Interest expense	26,824	14,841
Net interest income	29,559	21,981

Provision for loan losses	150	150
Net interest income after provision for loan losses	29,409	21,831

Other income
Operating lease income	19,147	13,213
Tenant recoveries	2,526	2,080
Sale of loans, net	30,027	41,303
Realized gain (loss) on securities	12,150	1,809
Unrealized gain (loss) on Agency interest-only securities	(1,318)	(1,034)
Realized gain on sale of real estate, net	7,662	6,693
Fee income	3,541	2,309
Net result from derivative transactions	(39,139)	(26,287)
Earnings from investment in unconsolidated joint ventures	441	348
Total other income	35,037	40,434
Costs and expenses
Salaries and employee benefits	13,758	20,003
Operating expenses	8,803	3,041
Real estate operating expenses	9,372	7,602
Real estate acquisition costs	600	—
Fee expense	1,123	502
Depreciation and amortization	9,723	7,427
Total costs and expenses	43,379	38,575
Income before taxes	21,067	23,690
Income tax (benefit) expense	3,104	5,289
Net income	17,963	18,401
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(191)	191
Net loss attributable to predecessor unitholders	—	12,628
Net (income) attributable to noncontrolling interest in operating partnership	(8,597)	(18,568)
Net income attributable to Class A common shareholders	$9,175	$12,652

Earnings per share:
Basic	$0.18	$0.26
Diluted	$0.15	$0.24

Weighted average shares outstanding:
Basic	49,986,082	48,909,692
Diluted	98,098,672	97,531,793

Dividends per share of Class A common stock;	$0.25	$—

Ladder Capital Predecessor Corp and Predecessor
Combined Consolidated Balance Sheets
(Dollars in Thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$83,459	$76,218
Cash collateral held by broker	47,971	42,438
Mortgage loan receivables held for investment, net, at amortized cost	1,775,006	1,521,053
Mortgage loan receivables held for sale	250,583	417,955
Real estate securities, available-for-sale	2,623,877	2,815,566
Real estate held for sale	21,904	—
Real estate and related lease intangibles, net	829,529	768,986
Investments in unconsolidated joint ventures	2,828	6,041
FHLB stock	72,340	72,340
Derivative instruments	164	423
Due from brokers	25,991	4
Accrued interest receivable	22,479	24,658
Other assets	88,453	77,979
Total assets	$5,844,584	$5,823,661
Liabilities and Equity
Liabilities
Debt obligations	$3,602,178	$3,572,825
Senior unsecured notes	619,555	619,555
Due to brokers	260	—
Derivative instruments	24,897	13,445
Amount payable pursuant to tax receivable agreement	862	862
Dividends payable	12,493	—
Accrued expenses	45,558	91,993
Other liabilities	24,143	19,774
Total liabilities	4,329,946	4,318,454
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 51,958,908 shares issued and outstanding	52	51
Class B common stock, no par value, 100,000,000 shares authorized; 47,644,872 shares issued and outstanding	—	—
Additional paid-in capital	721,460	725,538
Retained earnings	40,870	44,187
Accumulated other comprehensive income	25,380	15,656
Total shareholders’ equity	787,762	785,432
Noncontrolling interest in operating partnership	718,750	711,674
Noncontrolling interest in consolidated joint ventures	8,126	8,101
Total equity	1,514,638	1,505,207

Total liabilities and equity	$5,844,584	$5,823,661

Ladder Capital Predecessor Corp and Predecessor
Combined Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net income	$17,963	$18,401
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,723	7,422
Unrealized (gain) loss on derivative instruments	11,395	10,508
Unrealized (gain) loss on Agency interest-only securities	1,318	1,034
Provision for loan losses	150	150
Amortization of equity based compensation	3,139	2,325
Amortization of deferred financing costs included in interest expense	1,593	1,349
Amortization of (premium) discount on mortgage loan financing	(192)	(142)
Amortization of above- and below-market lease intangibles	405	155
Accretion/amortization of discount, premium and other fees on loans	(1,591)	(1,634)
Accretion/amortization of discount, premium and other fees on securities	22,082	18,778
Realized gain on sale of mortgage loan receivables held for sale	(30,027)	(41,303)
Realized gain on real estate securities	(12,150)	(1,809)
Realized gain on sale of real estate, net	(7,662)	(6,693)
Origination of mortgage loan receivables held for sale	(391,934)	(463,575)
Repayment of mortgage loan receivables held for sale	164	316
Proceeds from sales of mortgage loan receivables held for sale	589,169	783,762
Accrued interest receivable	2,179	(1,145)
Earnings on investment in unconsolidated joint ventures	(442)	(348)
Distributions from operations of investment in unconsolidated joint ventures	282	800
Deferred tax asset	5,743	—
Changes in operating assets and liabilities:
Other assets	(8,604)	(10,671)
Accrued expenses and other liabilities	(43,776)	(22,723)
Net cash provided by (used in) operating activities	168,927	294,957
Cash flows used in investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	(6,593)	3,999
Purchases of real estate securities	(243,635)	(171,567)
Repayment of real estate securities	72,982	46,702
Proceeds from sales of real estate securities	344,350	29,611
Purchase of FHLB stock	—	(950)
Origination and purchases of mortgage loan receivables held for investment	(378,041)	(147,571)
Repayment of mortgage loan receivables held for investment	125,531	12,336
Reduction (addition) of cash collateral held by broker	1,060	(8,073)
Addition of deposits received for loan originations	(1,249)	(864)
Title deposits included in other assets	(8,756)	2,007
Distributions of return of capital from investment in unconsolidated joint ventures	3,372	1,500
Purchases of real estate	(103,262)	—
Capital improvements of real estate	(437)	(216)
Proceeds from sale of real estate	22,067	19,936
Net cash provided by (used in) investing activities	(172,611)	(213,150)
Cash flows from financing activities:
Deferred financing costs	(938)	(2,282)
Proceeds from borrowings under debt obligations	4,344,073	3,095,434
Repayment of borrowings under debt obligations	(4,314,529)	(3,349,312)
Partners’ capital distributions	—	(369)
Capital distributed to noncontrolling interests in operating partnership	(13,735)	(27,105)
Capital contributed by noncontrolling interests in consolidated joint ventures	19	—
Capital distributed to noncontrolling interests in consolidated joint ventures	(185)	(293)
Shares acquired to satisfy minimum required federal and state tax withholding on vesting restricted stock	(3,780)	—
Issuance of common stock	—	259,037
Common stock offering costs	—	(20,233)
Net cash provided by (used in) financing activities	10,925	(45,083)
Net increase (decrease) in cash	7,241	36,724
Cash and cash equivalents at beginning of period	76,218	78,742
Cash and cash equivalents at end of period	$83,459	$115,466

Supplemental information:
Cash paid for interest	$35,929	$19,316
Cash paid for income taxes	$17,679	$1,095

Supplemental disclosure of non-cash investing activities:
Securities purchased, not settled	$(260)	$(30,090)
Securities sold, not settled	$25,987	$28,675
Supplemental disclosure of non-cash financing activities:
Exchange of capital for common stock	$—	$483,568
Exchange of predecessor LP Units for common stock	$—	$697,097
Change in deferred tax asset related to change in tax receivable agreement	$—	$306

CONTACT:
Ladder Capital Corp
Investor Relations, 917-369-3207
investor.relations@laddercapital.com